McKESSON CORPORATION REPORTS FISCAL 2024 THIRD QUARTER RESULTS AND RAISES FULL YEAR GUIDANCE

Third Quarter Highlights:
•Consolidated revenues of $80.9 billion increased 15%.
•Earnings per diluted share from continuing operations of $4.42 decreased $3.23.
•Adjusted Earnings per Diluted Share of $7.74 increased 12%.
•The US Oncology Network expanded its community oncology footprint with the addition of Nashville Oncology Associates and SCRI Oncology Partners.

Fiscal 2024 Outlook:
•Adjusted Earnings per Diluted Share guidance range raised to $27.25 to $27.65, from the previous range of $26.80 to $27.40.
•The Company does not forecast GAAP earnings per diluted share from continuing operations1.

IRVING, Texas, February 7, 2024 - McKesson Corporation (NYSE:MCK) today reported results for the third quarter ended December 31, 2023.

Fiscal 2024 Third Quarter Result Summary

	Third Quarter			Year-to-Date
($ in millions, except per share amounts)	FY24	FY23	Change	FY24	FY23	Change
Revenues	$80,898	$70,490	15%	$232,596	$207,801	12%
Income from Continuing Operations [2]	589	1,078	(45)	2,211	2,776	(20)
Adjusted Earnings [2,3]	1,032	972	6	2,866	2,697	6
Earnings per Diluted Share [2]	4.42	7.65	(42)	16.39	19.32	(15)
Adjusted Earnings per Diluted Share [2,3]	7.74	6.90	12	21.24	18.78	13
[1] See below under "Fiscal 2024 Outlook" for full explanation
[2] Reflects continuing operations attributable to McKesson, net of tax
[3] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions, reconciliation schedules, and Schedule 2

"McKesson delivered another quarter of solid results, led by growth across our North American businesses. These results are reflective of the commitment to our company priorities and growth strategies, delivering differentiated solutions and value in oncology and biopharma services. I'm proud of our performance and ability to continually create value for all stakeholders," said Brian Tyler, chief executive officer. "I want to thank our dedicated team members, who continue to execute against our strategy and advance health outcomes for all."

"As a result of our third quarter performance and solid operating momentum, we are raising and narrowing our guidance range for fiscal 2024 Adjusted Earnings per Diluted Share to $27.25 to $27.65."

Third quarter revenues were $80.9 billion, an increase of 15% from a year ago. Revenue increases were primarily driven by growth in the U.S. Pharmaceutical segment, resulting from increased prescription volumes, including higher volumes from specialty products, retail national account customers, and GLP-1 medications, partially offset by lower revenues in the International segment as a result of divestitures within McKesson's European business.
Third quarter earnings per diluted share from continuing operations was $4.42 compared to $7.65 a year ago, a decrease of $3.23, due to a pre-tax increase to the provision for bad debts of $515 million within the U.S. Pharmaceutical segment related to the Rite Aid bankruptcy and a prior year pre-tax benefit of $126 million associated with the termination of the tax receivable agreement with Change Healthcare.

Third quarter Adjusted Earnings per Diluted Share was $7.74 compared to $6.90 a year ago, an increase of 12%, driven by a lower tax rate and share count and growth in the U.S. Pharmaceutical and Prescription Technology Solutions segments, partially offset by higher corporate expenses, due to a prior year pre-tax benefit of $126 million associated with the termination of the tax agreement with Change Healthcare. Third quarter Adjusted Earnings per Diluted Share also included pre-tax losses of approximately $8 million associated with McKesson Ventures' equity investments.

For the first nine months of the fiscal year, McKesson returned $2.6 billion of cash to shareholders, which included $2.3 billion of common stock repurchases and $232 million of dividend payments. During the first nine months of the fiscal year, McKesson generated cash from operations of $167 million, and invested $418 million in capital expenditures, resulting in negative Free Cash Flow of $251 million.

Business Highlights
•Kevin Ozan joined McKesson's Board of Directors as an independent director and member of the Board of Director's Audit Committee and Finance Committee effective January 8, 2024.
•McKesson received multiple awards and recognitions exemplifying its commitment to sustainability.
◦Recognized by Newsweek as one of America's Greatest Workplaces for Diversity in 2024.
◦Recognized as an "Equality 100 Award" winner by the Human Rights Campaign (HRC) Foundation, achieving 100 percent score on the HRC's 2023-2024 Corporate Equality Index.
◦Named as a Military Friendly Employer for the 11th consecutive year.

U.S. Pharmaceutical Segment
•Revenues were $73.0 billion, an increase of 18%, driven by increased prescription volumes, including higher volumes from specialty products, retail national account customers, and GLP-1 medications.
•Segment Operating Profit was $307 million. Adjusted Segment Operating Profit was $828 million, an increase of 6%, driven by growth in the distribution of specialty products to providers and health systems.

Prescription Technology Solutions Segment
•Revenues were $1.2 billion, an increase of 7%, driven by increased prescription volumes in our technology services and third-party logistics businesses.
•Segment Operating Profit was $178 million. Adjusted Segment Operating Profit was $193 million, an increase of 25%, driven by higher demand for access solutions, principally prior authorization services due to increased prescription volumes.

Medical-Surgical Solutions Segment
•Revenues were $3.0 billion, an increase of 2%, driven by growth in the primary and extended care businesses, partially offset by lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.
•Segment Operating Profit was $268 million. Adjusted Segment Operating Profit was $282 million, a decrease of 16%, driven by lower contribution from kitting, storage, and distribution of ancillary supplies for the U.S. government's COVID-19 vaccine program.

International Segment
•Revenues were $3.6 billion. On an FX-Adjusted basis, revenues were $3.7 billion, a decrease of 18%, driven by divestitures within McKesson's European business, partially offset by higher pharmaceutical distribution volumes in the Canadian business.
•Segment Operating Profit was $126 million. On an FX-Adjusted basis, Adjusted Segment Operating Profit was $104 million, a decrease of 27%, driven by divestitures within McKesson's European business.

Fiscal 2024 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the Company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reasonably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson is raising fiscal 2024 Adjusted Earnings per Diluted Share guidance to $27.25 to $27.65 from the previous range of $26.80 to $27.40 to reflect solid operating performance, which reflects a growth rate of 5% to 7%.

Fiscal 2024 Adjusted Earnings per Diluted Share guidance includes approximately ($0.15) related to year-to-date losses associated with McKesson Ventures' equity investments.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, February 7th at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will be participating in the following investor conferences:
•Barclays Global Healthcare Conference, March 12-14, 2024
•BofA Securities 2024 Healthcare Conference, May 14-16, 2024

The audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, FX-Adjusted results and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the Company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, intentions, and the potential impact of a customer's reorganization in bankruptcy on the Company and its operation or financial results may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we might not realize expected benefits from business process initiatives; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we may be unsuccessful in achieving our strategic growth objectives; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we might be adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by fluctuations in foreign currency exchange rates; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events and other catastrophic events; and we may be adversely affected by global climate change or by legal, regulatory, or market responses to such change.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com

Media Relations
MediaRelations@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Revenues	$80,898	$70,490	15%	$232,596	$207,801	12%
Cost of sales	(77,746)	(67,316)	15	(223,353)	(198,509)	13
Gross profit	3,152	3,174	(1)	9,243	9,292	(1)
Selling, distribution, general, and administrative expenses	(2,506)	(1,903)	32	(6,468)	(5,812)	11
Claims and litigation charges, net	—	1	(100)	2	5	(60)
Restructuring, impairment, and related charges, net	(4)	(31)	(87)	(84)	(84)	—
Total operating expenses	(2,510)	(1,933)	30	(6,550)	(5,891)	11
Operating income	642	1,241	(48)	2,693	3,401	(21)
Other income, net	34	276	(88)	98	466	(79)
Interest expense	(64)	(69)	(7)	(172)	(169)	2
Income from continuing operations before income taxes	612	1,448	(58)	2,619	3,698	(29)
Income tax benefit (expense)	18	(329)	105	(289)	(799)	(64)
Income from continuing operations	630	1,119	(44)	2,330	2,899	(20)
Income (loss) from discontinued operations, net of tax	—	1	(100)	—	(3)	(100)
Net income	630	1,120	(44)	2,330	2,896	(20)
Net income attributable to noncontrolling interests	(41)	(41)	—	(119)	(123)	(3)
Net income attributable to McKesson Corporation	$589	$1,079	(45)%	$2,211	$2,773	(20)%

Earnings (loss) per common share attributable to McKesson Corporation (a)
Diluted
Continuing operations	$4.42	$7.65	(42)%	$16.39	$19.32	(15)%
Discontinued operations	—	0.01	(100)	—	(0.02)	(100)
Total	$4.42	$7.66	(42)%	$16.39	$19.30	(15)%

Basic
Continuing operations	$4.45	$7.70	(42)%	$16.49	$19.48	(15)%
Discontinued operations	—	0.01	(100)	—	(0.02)	(100)
Total	$4.45	$7.71	(42)%	$16.49	$19.46	(15)%

Dividends declared per common share	$0.62	$0.54	15%	$1.78	$1.55	15%

Weighted-average common shares outstanding
Diluted	133.3	141.0	(5)%	134.9	143.7	(6)%
Basic	132.5	139.9	(5)	134.0	142.5	(6)
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2024 and 2023 as well as our
Annual Report on Form 10-K for fiscal 2023.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Income from continuing operations (GAAP)	$630	$1,119	(44)%	$2,330	$2,899	(20)%
Net income attributable to noncontrolling interests (GAAP)	(41)	(41)	—	(119)	(123)	(3)
Income from continuing operations attributable to McKesson Corporation (GAAP)	589	1,078	(45)	2,211	2,776	(20)
Pre-tax adjustments:
Amortization of acquisition-related intangibles	62	57	9	186	170	9
Transaction-related expenses and adjustments (1) (2) (3)	21	(9)	333	(7)	(158)	(96)
LIFO inventory-related adjustments	2	5	(60)	89	(31)	387
Gains from antitrust legal settlements	(23)	(129)	(82)	(220)	(129)	71
Restructuring, impairment, and related charges, net (4)	4	31	(87)	84	84	—
Claims and litigation charges, net	—	(1)	(100)	(2)	(5)	(60)
Other adjustments, net (5) (6)	525	(78)	773	735	(71)	—
Income tax effect on pre-tax adjustments	(145)	18	(906)	(204)	61	(434)
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(3)	—	—	(6)	—	—
Adjusted Earnings (Non-GAAP)	$1,032	$972	6%	$2,866	$2,697	6%

Earnings per diluted common share from continuing operations attributable to McKesson Corporation (GAAP) (a)	$4.42	$7.65	(42)%	$16.39	$19.32	(15)%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.35	0.32	9	1.05	0.93	13
Transaction-related expenses and adjustments	0.14	(0.17)	182	0.04	(0.70)	106
LIFO inventory-related adjustments	0.02	0.03	(33)	0.49	(0.16)	406
Gains from antitrust legal settlements	(0.13)	(0.67)	(81)	(1.21)	(0.66)	83
Restructuring, impairment, and related charges, net	0.03	0.17	(82)	0.47	0.45	4
Claims and litigation charges, net	—	(0.01)	(100)	(0.02)	(0.03)	(33)
Other adjustments, net	2.91	(0.42)	793	4.03	(0.37)	—
Adjusted Earnings per Diluted Share (Non-GAAP) (a) (b)	$7.74	$6.90	12%	$21.24	$18.78	13%

Diluted weighted-average common shares outstanding	133.3	141.0	(5)%	134.9	143.7	(6)%
(a)Certain computations may reflect rounding adjustments.
(b)Adjusted earnings per diluted share on an FX-adjusted basis for the three and nine months ended December 31, 2023 was $7.72 and $21.27, respectively, which excludes the foreign currency exchange effect of $0.02 and $0.03, respectively.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Gross profit (GAAP)	$3,152	$3,174	(1)%	$9,243	$9,292	(1)%
Pre-tax adjustments:
LIFO inventory-related adjustments	2	5	(60)	89	(31)	387
Gains from antitrust legal settlements	(23)	(129)	(82)	(220)	(129)	71
Adjusted Gross Profit (Non-GAAP)	$3,131	$3,050	3%	$9,112	$9,132	—%

Total operating expenses (GAAP)	$(2,510)	$(1,933)	30%	$(6,550)	$(5,891)	11%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	62	57	9	186	170	9
Transaction-related expenses and adjustments (1) (2)	15	(9)	267	(24)	(16)	50
Restructuring, impairment, and related charges, net (4)	4	31	(87)	84	84	—
Claims and litigation charges, net	—	(1)	(100)	(2)	(5)	(60)
Other adjustments, net (5)	525	20	—	735	26	—
Adjusted Operating Expenses (Non-GAAP)	$(1,904)	$(1,835)	4%	$(5,571)	$(5,632)	(1)%

Other income, net (GAAP)	$34	$276	(88)%	$98	$466	(79)%
Pre-tax adjustments:
Transaction-related expenses and adjustments (3)	—	—	—	—	(142)	(100)
Other adjustments, net (6)	—	(98)	(100)	—	(97)	(100)
Adjusted Other Income (Non-GAAP)	$34	$178	(81)%	$98	$227	(57)%

Interest expense (GAAP)	$(64)	$(69)	(7)%	$(172)	$(169)	2%
Pre-tax adjustments:
Transaction-related expenses and adjustments	6	—	—	17	—	—
Adjusted Interest Expense (Non-GAAP)	$(58)	$(69)	(16)%	$(155)	$(169)	(8)%

Income tax benefit (expense) (GAAP)	$18	$(329)	105%	$(289)	$(799)	(64)%
Tax adjustments:
Amortization of acquisition-related intangibles	(13)	(13)	—	(40)	(37)	8
Transaction-related expenses and adjustments	—	(15)	(100)	14	57	(75)
LIFO inventory-related adjustments	(1)	(1)	—	(23)	8	(388)
Gains from antitrust legal settlements	6	34	(82)	57	34	68
Restructuring, impairment, and related charges, net	(1)	(7)	(86)	(21)	(19)	11
Claims and litigation charges, net	—	—	—	—	1	(100)
Other adjustments, net	(136)	20	(780)	(191)	17	—
Adjusted Income Tax Expense (Non-GAAP)	$(127)	$(311)	(59)%	$(493)	$(738)	(33)%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended December 31,
	2023			2022			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$73,023	$—	$73,023	$61,934	$—	$61,934	$—	$73,023	$—	$73,023	18%		18%		18%		18%
Prescription Technology Solutions	1,205	—	1,205	1,121	—	1,121	—	1,205	—	1,205	7		7		7		7
Medical-Surgical Solutions	3,031	—	3,031	2,986	—	2,986	—	3,031	—	3,031	2		2		2		2
International	3,639	—	3,639	4,449	—	4,449	25	3,664	25	3,664	(18)		(18)		(18)		(18)
Revenues	$80,898	$—	$80,898	$70,490	$—	$70,490	$25	$80,923	$25	$80,923	15%		15%		15%		15%

OPERATING PROFIT (4)
U.S. Pharmaceutical (5)	$307	$521	$828	$850	$(72)	$778	$—	$307	$—	$828	(64)%		6%		(64)%		6%
Prescription Technology Solutions (1)	178	15	193	136	19	155	—	178	—	193	31		25		31		25
Medical-Surgical Solutions	268	14	282	328	8	336	—	268	—	282	(18)		(16)		(18)		(16)
International (2)	126	(21)	105	136	7	143	(2)	124	(1)	104	(7)		(27)		(9)		(27)
Subtotal	879	529	1,408	1,450	(38)	1,412	(2)	877	(1)	1,407	(39)		—		(40)		—
Corporate expenses, net (2) (6) (7)	(203)	56	(147)	67	(86)	(19)	1	(202)	—	(147)	(403)		674		(401)		674
Income from continuing operations before interest expense and income taxes	$676	$585	$1,261	$1,517	$(124)	$1,393	$(1)	$675	$(1)	$1,260	(55)%		(9)%		(56)%		(10)%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	0.42%		1.13%	1.37%		1.26%		0.42%		1.13%	(95)	bp	(13)	bp	(95)	bp	(13)	bp
Prescription Technology Solutions	14.77		16.02	12.13		13.83		14.77		16.02	264		219		264		219
Medical-Surgical Solutions	8.84		9.30	10.98		11.25		8.84		9.30	(214)		(195)		(214)		(195)
International	3.46		2.89	3.06		3.21		3.38		2.84	40		(32)		32		(37)
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2023			2022			As reported		As adjusted		Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	Foreign currency effects	FX-Adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)		As reported FX-Adjusted (Non-GAAP)		As adjusted FX-Adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$209,949	$—	$209,949	$178,940	$—	$178,940	$—	$209,949	$—	$209,949	17%		17%		17%		17%
Prescription Technology Solutions	3,589	—	3,589	3,205	—	3,205	—	3,589	—	3,589	12		12		12		12
Medical-Surgical Solutions	8,476	—	8,476	8,421	—	8,421	—	8,476	—	8,476	1		1		1		1
International	10,582	—	10,582	17,235	—	17,235	324	10,906	324	10,906	(39)		(39)		(37)		(37)
Revenues	$232,596	$—	$232,596	$207,801	$—	$207,801	$324	$232,920	$324	$232,920	12%		12%		12%		12%

OPERATING PROFIT (4)
U.S. Pharmaceutical (3) (5)	$1,727	$687	$2,414	$2,442	$(197)	$2,245	$—	$1,727	$—	$2,414	(29)%		8%		(29)%		8%
Prescription Technology Solutions (1)	647	(22)	625	400	61	461	—	647	—	625	62		36		62		36
Medical-Surgical Solutions	739	32	771	883	28	911	—	739	—	771	(16)		(15)		(16)		(15)
International (2)	249	35	284	93	325	418	6	255	8	292	168		(32)		174		(30)
Subtotal	3,362	732	4,094	3,818	217	4,035	6	3,368	8	4,102	(12)		1		(12)		2
Corporate expenses, net (2) (6) (7)	(571)	116	(455)	49	(357)	(308)	(1)	(572)	(1)	(456)	—		48		—		48
Income from continuing operations before interest expense and income taxes	$2,791	$848	$3,639	$3,867	$(140)	$3,727	$5	$2,796	$7	$3,646	(28)%		(2)%		(28)%		(2)%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	0.82%		1.15%	1.36%		1.25%		0.82%		1.15%	(54)	bp	(10)	bp	(54)	bp	(10)	bp
Prescription Technology Solutions	18.03		17.41	12.48		14.38		18.03		17.41	555		303		555		303
Medical-Surgical Solutions	8.72		9.10	10.49		10.82		8.72		9.10	(177)		(172)		(177)		(172)
International	2.35		2.68	0.54		2.43		2.34		2.68	181		25		180		25
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), FX-Adjusted (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	December 31, 2023	March 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$1,982	$4,678
Receivables, net	23,066	19,410
Inventories, net	22,020	19,691
Prepaid expenses and other	572	513
Total current assets	47,640	44,292
Property, plant, and equipment, net	2,201	2,177
Operating lease right-of-use assets	1,679	1,635
Goodwill	9,973	9,947
Intangible assets, net	2,097	2,277
Other non-current assets	2,922	1,992
Total assets	$66,512	$62,320

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$46,699	$42,490
Short-term borrowings	218	—
Current portion of long-term debt	48	968
Current portion of operating lease liabilities	296	299
Other accrued liabilities	4,400	4,200
Total current liabilities	51,661	47,957
Long-term debt	5,625	4,626
Long-term deferred tax liabilities	978	1,387
Long-term operating lease liabilities	1,421	1,402
Long-term litigation liabilities	6,128	6,625
Other non-current liabilities	2,381	1,813
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 278 and 277 shares issued at December 31, 2023 and March 31, 2023, respectively	3	3
Additional paid-in capital	7,962	7,747
Retained earnings	14,268	12,295
Accumulated other comprehensive loss	(812)	(905)
Treasury shares, at cost, 147 and 141 shares at December 31, 2023 and March 31, 2023, respectively	(23,474)	(20,997)
Total McKesson Corporation stockholders’ deficit	(2,053)	(1,857)
Noncontrolling interests	371	367
Total deficit	(1,682)	(1,490)
Total liabilities and deficit	$66,512	$62,320

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$2,330	$2,896
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	191	185
Amortization	284	262
Long-lived asset impairment charges	28	13
Deferred taxes	(552)	55
Charges (credits) associated with last-in, first-out inventory method	89	(31)
Non-cash operating lease expense	186	183
Gain from sales of businesses and investments	(17)	(215)
Provision for bad debts	780	31
Other non-cash items	137	190
Changes in assets and liabilities, net of acquisitions:
Receivables	(4,298)	(2,193)
Inventories	(2,384)	(2,190)
Drafts and accounts payable	4,163	3,531
Operating lease liabilities	(247)	(256)
Taxes	(40)	381
Litigation liabilities	(529)	(1,021)
Other	46	13
Net cash provided by operating activities	167	1,834

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(243)	(265)
Capitalized software expenditures	(175)	(111)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(6)	(856)
Proceeds from sales of businesses and investments, net	47	1,074
Other	(118)	(140)
Net cash used in investing activities	(495)	(298)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	4,770	1,100
Repayments of short-term borrowings	(4,552)	(483)
Proceeds from issuances of long-term debt	991	499
Repayments of long-term debt	(280)	(412)
Purchase of U.S. government obligations for the satisfaction and discharge of long-term debt	(647)	—
Common stock transactions:
Issuances	75	143
Share repurchases	(2,347)	(3,500)
Dividends paid	(232)	(216)
Other	(152)	(309)
Net cash used in financing activities	(2,374)	(3,178)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6	15
Cash, cash equivalents, and restricted cash classified as Assets held for sale	—	470
Net decrease in cash, cash equivalents, and restricted cash	(2,696)	(1,157)
Cash, cash equivalents, and restricted cash at beginning of period	4,679	3,935
Cash, cash equivalents, and restricted cash at end of period	1,983	2,778
Less: Restricted cash at end of period included in Prepaid expenses and other	(1)	(4)
Cash and cash equivalents at end of period	$1,982	$2,774

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Nine Months Ended December 31,
	2023	2022	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$167	$1,834	(91)%
Net cash used in investing activities	(495)	(298)	66
Net cash used in financing activities	(2,374)	(3,178)	(25)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6	15	(60)
Cash, cash equivalents, and restricted cash classified as Assets held for sale	—	470	(100)
Net decrease in cash, cash equivalents, and restricted cash	$(2,696)	$(1,157)	133%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$167	$1,834	(91)%
Payments for property, plant, and equipment	(243)	(265)	(8)
Capitalized software expenditures	(175)	(111)	58
Free Cash Flow (Non-GAAP)	$(251)	$1,458	(117)%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2023 includes pre-tax gains of $2 million (pre-tax and after-tax) and $78 million ($58 million after-tax), respectively, related to fair value remeasurements of the contingent consideration liability recognized as part of our acquisition of Rx Savings Solutions, LLC. The gains, within Prescription Technology Solutions, resulted from remeasurement of the liability to fair value at the end of each reporting period based on the estimated amount and timing of projected operational and financial information and the probability of achievement of performance milestones. These pre-tax gains are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Transaction-related expenses and adjustments for the three and nine months ended December 31, 2022 includes pre-tax net gains of $31 million ($36 million after-tax) and $66 million ($35 million after-tax), respectively, related to an agreement to sell certain of our European businesses to the PHOENIX Group which closed on October 31, 2022. Pre-tax gains for the three and nine months ended December 31, 2022 of $34 million ($39 million after-tax) and $306 million ($275 million after-tax), respectively, are included within Corporate expenses, net, and charges (pre-tax and after-tax) of $3 million and $240 million, respectively, are included within International. These pre-tax gains and charges are primarily to remeasure assets and liabilities held for sale to fair value less costs to sell, including the effect of accumulated other comprehensive income balances associated with the disposal group, and are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Transaction-related expenses and adjustments for the nine months ended December 31, 2022 includes a pre-tax gain of $142 million ($105 million after-tax) related to the exit of an investment in equity securities within U.S. Pharmaceutical. This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)Restructuring, impairment, and related charges, net for the three and nine months ended December 31, 2023 includes pre-tax charges of $4 million ($3 million after-tax) and $84 million ($63 million after-tax), respectively, primarily for Corporate expenses, net. The three and nine months ended December 31, 2022 includes pre-tax charges of $31 million ($24 million after-tax) and $84 million ($65 million after-tax), respectively, primarily within International and Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(5)Other adjustments, net for the three and nine months ended December 31, 2023 includes pre-tax provisions for bad debts of $515 million ($381 million after-tax) and $725 million ($536 million after-tax), respectively, within U.S. Pharmaceutical related to the bankruptcy of our customer, Rite Aid Corporation (including certain of its subsidiaries, “Rite Aid”). Management believes this charge is not reflective of allowances recorded in the normal course of operations and is related to Rite Aid's bankruptcy reorganization, and therefore is excluded from the determination of our adjusted results (Non-GAAP). These charges represent the remaining trade accounts receivable balances due from Rite Aid prior to its bankruptcy petition filing and are included under “total operating expenses” in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(6)Other adjustments, net for the three and nine months ended December 31, 2022 includes a pre-tax gain of $97 million ($72 million after-tax) within Corporate expenses, net from termination of fixed interest rate swaps accounted for as cash flow hedges. Management believes that this gain is not part of normal business operations and is therefore excluded from our determination of adjusted results. This gain is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(7)Termination of Tax Receivable Agreement ("TRA") with Change Healthcare for the three and nine months ended December 31, 2022 consists of a pre-tax gain of $126 million ($93 million after-tax) within Corporate expenses, net, related to a cash payment received as a result of an exercise of the option by Change Healthcare Inc. ("Change") pursuant to the TRA for early termination of the agreement. We entered into this agreement as part of the formation of a joint venture with Change, from which McKesson has since exited. This amount was recorded in “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income from continuing operations attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share from continuing operations attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this release.

•FX-Adjusted (Non-GAAP): McKesson also presents its GAAP financial results and adjusted results (Non-GAAP) on an FX-Adjusted basis. To present our financial results on an FX-Adjusted basis, we convert current year period results of our operations in foreign countries, which are recorded in local currencies, into U.S. dollars by applying the average foreign currency exchange rates of the comparable prior year period. To present Adjusted Earnings per Diluted Share on an FX-Adjusted basis, we estimate the impact of foreign currency rate fluctuations on the Company’s noncontrolling interests and adjusted income tax expense, which may vary from quarter to quarter. The supplemental FX-Adjusted information of the Company’s GAAP financial results and adjusted results (Non-GAAP) is provided in Schedule 3 of the financial statement tables included with this release.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this release.

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We present FX-Adjusted information to provide a framework for assessing how our business performed excluding the estimated effect of foreign currency exchange rate fluctuations. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.